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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): August 22, 2000
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                        PHOENIX INTERNATIONAL LTD., INC.
                        --------------------------------
                           (Exact Name of Registrant
                          as Specified in its Charter)




Florida                           0-20397                             59-3171810
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(State or Other                 (Commission                     (I.R.S. Employer
Jurisdiction of                 File Number)                 Identification No.)
Incorporation)




500 International Parkway, Heathrow, Florida                               32746
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       (Address of Principal Executive Offices)                       (Zip Code)




       Registrant's telephone number, including area code: (407) 548-5100
                                                           --------------



                                      N/A
                               -----------------
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS

         1. ACCOUNTING MATTERS. Phoenix issued a press release on August 22, 2000 in which it announced that the company and its auditors, Ernst & Young LLP, are reviewing the revenue recognition accounting treatment of several contracts, including four contracts with international customers, for the fiscal years 1997-1999. Until this review is completed, Phoenix's financial statements for these periods should not be relied upon.

         2. FORM 10-Q. Pursuant to its Form 12b-25 filed on August 15, 2000, Phoenix's Form 10-Q was due to be filed on August 21, 2000. However, Phoenix has not filed its Form 10-Q. Phoenix is unable to prepare reliable financial statements for the three months and the six months ended June 30, 2000 because of uncertainty with respect to the impact the ongoing revenue recognition review for prior years may have on current periods. Until that impact is known, the publication of financial statements for the three months and the six months ended June 30, 2000 might be affirmatively misleading. Without taking into account that impact, and if reporting its results in a manner consistent with prior periods, Phoenix would have reported net losses for the three months and the six months ended June 30, 2000, substantially larger than the losses for the corresponding periods in 1999. Phoenix also would have reported cash and cash equivalents at June 30, 2000 of $1.6 million, and long-term investments of $5.4 million.

         Factors contributing to these losses included:

         - increases in general and administrative expenses, caused primarily by increased provisions for doubtful accounts related to three of the four international contracts under review and mentioned in Accounting Matters above. The increased provisions are due in part to the cancellation by the customers of the implementation of Phoenix's software under these contracts,

         - severance costs incurred in connection with the May staffing adjustment and reorganization which was described in Phoenix's 10-Q for the three month period ended March 31, 2000,

         - significant increases in cost of license fees over prior periods, and

         - less than expected revenues from new customer contracts, which the company believes to be primarily attributable to potential customer concerns about Phoenix's future financial performance.

         We believe our cash balances, investments, and cash flow from operations will be sufficient to meet working capital, capital expenditure, and software development requirements through the beginning of the 4th quarter 2000, assuming no new customer contracts or capital infusions. Cash flows from operating activities are dependent on continued advance payments from new customers, and we cannot be sure that we will have enough new customers, that we will continue to receive advance payments, or that we will continue to receive these payments in advance of contract performance on the same terms as we have in the past. We expect that operating and investing activities will use cash in the future, due primarily to a shortfall in revenues and cash collections. Consequently, future operations and growth, including acquisitions, may require additional equity or debt financing. These statements are "forward looking" statements which are subject to risks and uncertainties as previously discussed.

         3. POTENTIAL CHANGE OF CONTROL. On February 15, 2000, we announced the sale of 861,623 shares of Phoenix's common stock to London Bridge Software Holdings plc in a private placement, and London Bridge contemporaneously filed a From 13D in which it stated that it had no intention of seeking control of Phoenix. London Bridge amended its Form 13D to state that London Bridge and Phoenix have executed an Exclusivity Agreement, which, among other things, provides for a 30 day period of exclusivity during which Phoenix and London Bridge have agreed to work towards definitive


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agreements regarding an acquisition of Phoenix by London Bridge, and that
Phoenix will not solicit, initiate or encourage other acquisition proposals during such period. London Bridge also issued a press release dated August 22, 2000, a copy of which is attached as an exhibit.

         4.       LEGAL PROCEEDINGS. For a discussion of legal proceedings,

please see our Annual Report on Form 10-K for 1999, and our quarterly report on form 10-Q for the period ended March 31, 2000, which include a summary of a lawsuit filed in the District Court for the Middle District of Florida as a purported class action initiated by George Taylor, a former Phoenix employee. The defendants in the suit include Phoenix and its chief executive officer. The lawsuit alleges, among other things, violations of Section 10(b) of the Securities Exchange Act of 1934. Phoenix and its CEO, and separately its President, filed motions to dismiss the lawsuit in June, both of which were denied in August. As previously stated, Phoenix intends to vigorously defend the case.

         Phoenix has been corresponding with counsel to IBM regarding Phoenix's 1998 contract with IBM's Turkish affiliate, pursuant to which Phoenix was to provide software to IBM's customer in Turkey, Sekerbank. Originally, IBM contracted with Sekerbank to provide a banking system, including implementation and other services. IBM subcontracted Phoenix to provide a portion of the system and certain related services. After many delays caused, among other things, by the actual project being much larger than expected, Sekerbank cancelled their contract with IBM, called in an IBM performance bond from a bank, and received most of its money back from IBM. IBM then purported to cancel its contract with Phoenix. IBM has paid Phoenix over $1 million under the subcontract, has requested a return of all funds, and has indicated they may have claims against Phoenix up to $5.2 million in damages. Phoenix disagrees with IBM's position and has claims against IBM arising out of this contract, including for amounts owed of at least $3.9 million. The parties are in negotiation to resolve the dispute. The contract calls for arbitration of disputes; however, no arbitration or other action has been filed by either party.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.

         (C)      EXHIBITS.

         99.1     Press Release issued by Phoenix on August 22, 2000

         99.2 Press Release issued by London Bridge Software Holdings plc on August 22, 2000.

         99.3 Exclusivity Agreement dated August 22, 2000 between Phoenix International Ltd., Inc., and London Bridge Software Holdings plc.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PHOENIX INTERNATIONAL LTD., INC.



                                            By:   /s/ Bahram Yusefzadeh
                                                ------------------------------
                                                Name:  Bahram Yusefzadeh
                                                Title: Chairman and CEO

Dated: August 22, 2000

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